Exhibit 4.2

                                 TRUST AGREEMENT


        THIS TRUST AGREEMENT, dated as of May 1, 2002, between Nelnet Student Loan Funding, LLC, a Delaware limited liability company, as sponsor (the "Sponsor"), and Wilmington Trust Company, a Delaware banking corporation, which is acting hereunder not in its individual capacity but solely as Delaware trustee (the "Delaware Trustee"). Sponsor and the Delaware Trustee hereby agree as follows:

        1.     Creation of Trust.

        (a) The trust created hereby shall be known as "Nelnet Student Loan Trust 2002-1".

        (b) The Sponsor hereby assigns, transfers, conveys and sets over to the Delaware Trustee the sum of $10.00. The Delaware Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Delaware Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. and that this Trust Agreement constitute the governing instrument of the Trust. The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto as Exhibit A.

        (c) The Delaware Trustee is authorized and directed to enter into a power of attorney in favor of the Sponsor substantially in the form attached hereto as Exhibit B and such other documents and take such other action as the Sponsor specifically directs in written instructions delivered to the Delaware Trustee; provided, however, the Delaware Trustee shall not be required to take any action if the Delaware Trustee shall determine, or shall be advised by counsel, that such action is likely to result in personal liability or is contrary to applicable law or any agreement to which the Delaware Trustee is a party.

        2. The Sponsor and the Delaware Trustee will enter into an Amended and Restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise expressly provided pursuant to Section 1 of this Trust Agreement and as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise with respect to the Trust

        3. The Delaware Trustee may resign upon thirty days prior notice to the Sponsor. If no successor has been appointed within such thirty day period, the Delaware Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee. Any Person into which the Delaware Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

        4. This Trust Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, whether written or oral.

        5. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Sections 3540 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust.

        6. This Trust Agreement may be executed in two or more counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.



                            [Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                    WILMINGTON TRUST COMPANY
                                    as Delaware Trustee


                                    By: /s/  W. Chris Sponenberg
                                        -------------------------
                                    Name:   W. Chris Sponenberg
                                    Title: Vice President

                                    NELNET STUDENT LOAN FUNDING, LLC
                                     as Sponsor


                                    By: /s/ Terry Heimes
                                     -------------------------
                                    Name: Terry Heimes
                                    Title:  Chief Financial Officer

                                    EXHIBIT A

                             CERTIFICATE OF TRUST OF
                        NELNET STUDENT LOAN TRUST 2002-1

               THIS Certificate of Trust of Nelnet Student Loan Trust 2002-1 (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, ss. 3801 et seq.) (the "Act").

1. Name. The name of the business trust formed hereby is Nelnet Student Loan Trust 2002-1.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
        Attention: Corporate Trust Administration.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

               IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                        WILMINGTON TRUST COMPANY, as Delaware
                                        Trustee


                                        By:___________________________
                                        Name:
                                        Title:

                                    EXHIBIT B

                                POWER OF ATTORNEY

BE IT KNOWN that the undersigned, Wilmington Trust Company, not in its individual capacity but solely as Delaware trustee (the "Delaware Trustee") of Nelnet Student Loan Trust 2002-1, a Delaware business trust (the "Trust") created under the Trust Agreement, dated as of May 1, 2002, between Nelnet Student Loan Funding, LLC, as sponsor (the "Sponsor"), and the Delaware Trustee, does hereby nominate, constitute and appoint the Sponsor as its true and lawful representatives and attorneys-in-fact, with full power and authority in its name, place and stead to make, execute, sign, acknowledge, deliver and swear to on behalf of the Trust any and all documents on behalf of the Trust.

        The rights, powers, and authority of the Sponsor, as granted by this instrument, shall commence and be in full force and effect as of the date of this Power of Attorney, and shall remain in full force and effect until the purposes of this appointment and authorization be accomplished, or until the Delaware Trustee gives notice that such rights, powers and authority are terminated, whichever shall earlier occur.

        This Power of Attorney shall be governed by and construed in accordance with the laws of the State of Delaware.

        IN WITNESS WHEREOF, Wilmington Trust Company, not in its individual capacity, but solely as Delaware Trustee, intending to be legally bound hereby, has duly executed this instrument.

        Dated as of May 1, 2002.


                                            Wilmington Trust Company, not in its
                                            individual capacity but solely as
                                            Delaware Trustee of Nelnet Student
                                            Loan Trust 2002-1


                                            By:    _______________________
                                                   Name:

Title: